Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of

VODAVI TECHNOLOGY, INC.

We have audited the accompanying consolidated balance sheets of Vodavi Technology, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Vodavi Technology, Inc. and subsidiaries as of December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005 in conformity with U.S. generally accepted accounting principles.

/s/ Mayer Hoffman McCann P.C.
MAYER HOFFMAN MCCANN P.C.
Phoenix, Arizona
February 9, 2006

VODAVI TECHNOLOGY, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

In thousands except share and per share amounts

	December 31,
	2005	2004
Assets
Current Assets
Cash	$6,538	$4,000
Accounts receivable, net of reserves for doubtful accounts and sales returns of $279 in 2005 and $387 in 2004	7,126	7,145
Inventories	3,543	4,569
Deferred income taxes	446	454
Prepaid expenses and other	508	519

Total current assets	18,161	16,687

Property and equipment, net	1,228	1,363

Goodwill	—	725

Deferred Income Taxes	168	—

Other Long-Term Assets, net	45	50

	$19,602	$18,825

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$451	$497
Accrued liabilities	944	1,352
Accrued rebates	453	641
Trade accounts payable to stockholder	4,097	3,990

Total current liabilities	5,945	6,480

Deferred Income Taxes	—	24

Commitments and Contingencies (Note 3)

Stockholders' Equity:
Preferred stock, $.001 par value, 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $.001 par value, 10,000,000 shares authorized; 3,850,974 and 3,747,464 shares issued at December 31, 2005 and 2004, respectively	4	4
Additional paid-in capital	11,814	11,495
Retained earnings	2,227	974
Treasury stock, 76,741 and 32,402 shares at cost, respectively	(388)	(152)

	13,657	12,321

	$19,602	$18,825

The accompanying notes are an integral part of these consolidated financial statements.

VODAVI TECHNOLOGY, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

In thousands except per share amounts

	Years Ended December 31,
	2005	2004	2003
Revenue, net	$43,675	$43,791	$41,270

Cost of Goods Sold	27,887	28,360	26,985

Gross Margin	15,788	15,431	14,285

Operating Expenses:
Engineering and product development	1,969	1,889	2,071
Selling, general, and administrative	11,185	10,562	10,011
Goodwill Impairment	725	—	—

	13,879	12,451	12,082

Operating Income	1,909	2,980	2,203

Interest (Income) Expense	(108)	6	128

Income Before Income Taxes	2,017	2,974	2,075

Provision for Income Taxes	764	1,144	804

Net Income	$1,253	$1,830	$1,271

Earnings Per Share:
Basic	$0.34	$0.50	$0.33

Diluted	$0.31	$0.44	$0.30

Weighted Average Shares Outstanding:
Basic	3,725	3,651	3,906

Diluted	4,090	4,120	4,170

The accompanying notes are an integral part of these consolidated financial statements.

VODAVI TECHNOLOGY, INC. AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders’ Equity

In thousands except share amounts

	Common Stock		Additional Paid-In	Retained Earnings	Treasury Stock
	Shares Issued	Amount	Capital	(Deficit)	Shares	Amount	Total
Balance, December 31, 2002	4,668,488	$5	$13,503	$(2,127)	(318,700)	$(759)	$10,622
Net Income	—	—	—	1,271	—	—	1,271
Stock Repurchase	(829,199)	(1)	(2,062)	—	—	—	(2,063)
Options Exercised	89,875	—	218	—	—	—	218
Stock Option Tax Benefit	—	—	136	—	—	—	136
Stockholder Contribution	—	—	5	—	—	—	5

Balance, December 31, 2003	3,929,164	4	11,800	(856)	(318,700)	(759)	10,189
Net Income	—	—	—	1,830	—	—	1,830
Stock Repurchase	—	—	—	—	(32,402)	(152)	(152)
Retire Treasury Stock	(318,700)	—	(759)	—	318,700	759	—
Options Exercised	137,000	—	322	—	—	—	322
Stock Option Tax Benefit	—	—	132	—	—	—	132

Balance, December 31, 2004	3,747,464	4	11,495	974	(32,402)	(152)	12,321
Net Income	—	—	—	1,253	—	—	1,253
Stock Repurchase	—	—	—	—	(44,339)	(236)	(236)
Options Exercised	103,510	—	213	—	—	—	213
Stock Option Tax Benefit	—	—	106	—	—	—	106

Balance, December 31, 2005	3,850,974	$4	$11,814	$2,227	(76,741)	$(388)	$13,657

The accompanying notes are an integral part of these consolidated financial statements.

VODAVI TECHNOLOGY, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

In thousands

	Years ended December 31,
	2005	2004	2003
Cash flows from Operating Activities:
Net income	$1,253	$1,830	$1,271
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on sale of property and equipment	13	—	—
Depreciation and amortization	469	492	467
Goodwill impairment	725	—	—
Tax benefit on stock option exercises	106	132	136
Provision for doubtful accounts and sales returns	48	88	146
Deferred taxes	(184)	49	117
Changes in working capital:
Accounts receivable	(29)	(245)	(463)
Inventories	1,026	546	435
Income tax receivable	—	—	300
Prepaid expenses and other	11	249	(37)
Other long-term assets	—	—	(47)
Accounts payable	(46)	(534)	(219)
Trade accounts payable to stockholder	107	(218)	243
Accrued liabilities and accrued rebates	(596)	(202)	644

Net cash provided by operating activities	2,903	2,187	2,993

Cash flows from Investing Activities:
Cash paid to acquire property and equipment	(348)	(381)	(270)
Proceeds from sale of property and equipment	6	—	—

Net cash used in investing activities	(342)	(381)	(270)

Cash Flows from Financing Activities:
Borrowings on term loan	—	—	1,000
Repayments on term loan	—	(900)	(100)
Purchase of common stock	—	—	(2,063)
Purchase of treasury stock	(236)	(152)	—
Stock options exercised	213	322	218
Stockholder contribution	—	—	5

Net cash used in financing activities	(23)	(730)	(940)

Change in Cash	2,538	1,076	1,783
Cash, beginning of period	4,000	2,924	1,141

Cash, end of period	$6,538	$4,000	$2,924

The accompanying notes are an integral part of these consolidated financial statements.

VODAVI TECHNOLOGY, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2005, 2004 and 2003

1.	Nature of Business and Summary of Significant Accounting Policies

a.	Nature of Business

Vodavi Technology, Inc., a Delaware corporation, and subsidiaries (the Company), designs, develops, markets, and supports a broad range of business telecommunications solutions, including digital and IP-based telephone systems, voice processing systems, and computer-telephony products for a wide variety of business applications. The Company markets its products primarily in the United States through a distribution network consisting of wholesale distributors, direct dealers, and its own sales personnel.

The Company currently obtains most of its products from manufacturers located in South Korea and Thailand. While the Company believes that production of its product lines overseas enhances its profitability, these arrangements expose the Company to certain economic and political risks. The Company does not own most of the equipment, tools, and molds used in the manufacturing process and has only limited control over the manufacturing of its products. A majority of these purchases are made from a stockholder (see Note 6).

b.	Concentrations

Sales to the Company's largest distributor, Graybar Electric Company, Inc., accounted for 23% of total revenue in 2005 and 26% of total revenue in 2004 and 27% of total revenue in 2003. During the same periods, sales to the Company's second largest distributor accounted for an additional 21%, 17%, and 14% of total revenue, respectively. Accounts receivable from the two largest distributors comprise 57% of total accounts receivable as of December 31, 2005 and 2004. No other customers accounted for more than 10% of the Company's revenue or receivables.

Other financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits in bank accounts. Deposits in excess of amounts insured by the Federal Deposit Insurance Corporation (FDIC) of $100,000 are exposed to loss in the event of nonperformance by the institution. At times during the year, the Company has had cash deposits in excess of the FDIC insurance coverage.

c.	Principles of Consolidation

The consolidated financial statements include the accounts of Vodavi Technology, Inc. and its wholly owned subsidiaries Vodavi Communications Systems, Inc. and Vodavi Direct, Inc. All material intercompany transactions have been eliminated in consolidation.

d.	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Estimates are used in accounting for, among other things, customer incentive programs, allowances for doubtful accounts and sales returns, price protection, reserves for excess inventory and obsolescence, asset impairments, and contingencies and litigation. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the consolidated financial statements in the period they are determined to be necessary.

e.	Inventories

Inventories consist of finished products purchased from a stockholder and other third-party manufacturers and are stated at the lower of cost, including in-bound shipping and handling costs, (first-in, first-out method) or market. The Company's assessment of market value is determined by, among other things, historical and forecasted sales activity, the condition of specific inventory items, and competitive pricing considerations. When the assessed market value is less than the purchased cost, provision is made in the financial statements to reduce the carrying amount of the respective inventory items to market value.

The Company generally takes title to inventory upon shipment from the manufacturer for international purchases and upon receipt for domestic purchases.

f.	Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets. Leasehold improvements are amortized on the straight-line method over the shorter of the estimated useful lives of the assets or the term of the lease. When property or equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations for the period.

Property and equipment and the related useful lives consist of the following as of December 31, 2005 and 2004, respectively.

Type of Asset	Useful Life In Years	2005	2004
		(in thousands)
Office and computer equipment	3-5	$2,510	$2,913
Furniture and fixtures	7-10	495	494
Tooling and test equipment	5-8	1,956	1,925

		4,962	5,332
Less – accumulated depreciation		(3,734)	(3,969)

		$1,228	$1,363

Depreciation expense was $464,000, $471,000, and $448,000 for the years ended December 31, 2005, 2004, and 2003, respectively.

g.	Goodwill

Goodwill represents the cost in excess of the estimated fair values of assets and liabilities acquired. Under Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets,” goodwill is subject to at least an annual assessment for impairment by applying a fair value-based test. The Company has one reporting unit for which goodwill was tested for impairment in accordance with the provisions of SFAS 142 as of December 31, 2005. The Company used a combination of valuation techniques, which included consideration of market-based approaches and an income approach, in determining the fair value of the Company’s applicable reporting unit in the annual impairment test of goodwill.

The initial impairment test indicated that the carrying value of the Company’s reporting unit exceeded the corresponding fair value. The implied fair value of goodwill in this reporting unit was then determined through the allocation of the fair value to the underlying assets and liabilities. As of December 31, 2005, the carrying value of the goodwill in this reporting unit exceeded its implied fair value by approximately $725,000. As a result, the corresponding write-down of goodwill was recorded in 2005 and reported as a component of operations in the accompanying consolidated statements of operations for the year ended December 31, 2005.

h.	Other Long-Term Assets

Other long-term assets consist principally of bank commitment fees and the cash surrender value of key man life insurance. Amortization of bank commitment fees is recognized as a component of interest expense and totaled $5,000, $21,000, and $19,000 in 2005, 2004, and 2003, respectively.

i.	Impairment of Long-Lived Assets

Long-lived assets, excluding goodwill and other intangible assets with indefinite lives, are reviewed for impairment whenever events or circumstances indicate that the carrying amount of the assets may not be recoverable. If events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable, the Company compares the carrying value of the assets to the sum of the expected future cash flows (undiscounted and without interest charges) to be generated by the assets and their ultimate disposition. If the sum of the undiscounted cash flows is less then the carrying value, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed are valued at the lower of carrying value or fair value, less estimated costs to sell.

j.	Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment” (SFAS No. 123R). This Statement replaces SFAS No. 123 and supersedes APB Opinion No. 25. SFAS No. 123R requires companies to recognize the grant date fair value of stock options and other equity-based compensation issued to employees in the income statement. The statement, as amended by the Securities and Exchange Commission, becomes effective for annual periods beginning after June 15, 2005. The adoption of SFAS No. 123R will not have any impact on the Company’s consolidated financial statements unless and until share-based payments are issued to employees after the effective date of this statement. See Note 1 (n).

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections – A Replacement of APB Opinion No. 20 and FASB Statement No. 3. SFAS No. 154 requires retrospective application to prior periods’ financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS No. 154 also requires that a change in depreciation, amortization, or depletion method for long-lived non-financial assets be accounted for as a change in accounting estimate affected by a change in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. The Company is required to adopt the provisions of SFAS No. 154, as applicable, beginning in fiscal 2006.

k.	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded against deferred tax assets if it is unlikely that some or all of the deferred tax assets will be realized.

l.	Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed and determinable and collectibility is probable. Generally, all of these conditions are met at the time the Company ships products to customers. Revenue includes shipping and handling charges and is recorded net of discounts, allowances for sales returns, and volume rebates, many of which are based on estimates. See Note 1(d).

m.	Engineering and Product Development

All costs associated with internal engineering and product development activities are expensed as incurred.

n.	Stock Option Plans

SFAS No. 123, "Accounting for Stock-Based Compensation", encourages entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees", and provide pro forma earnings per share disclosures for employee stock option grants as if the fair-value-based method as defined in SFAS No. 123 had been applied. The Company applies the intrinsic value method under APB No. 25 and provides the pro forma disclosure provisions of SFAS No. 123.

On October 20, 2005, the Company’s Board of Directors approved the acceleration of vesting of 69,375 outstanding unvested options awarded to officers and employees of the Company. Of the 69,375 stock options for which vesting was accelerated, 11,250 were “out of the money” on the modification date having an exercise price of $5.86. The remaining 58,125 stock options have exercise prices ranging from $1.40 to $1.57 and have original vesting periods ranging from February 2006 to February 2007. Based upon the October 20, 2005 closing price of the Company’s common stock of $4.99 per share, the potential compensation costs associated with the acceleration of vesting would be approximately $200,000. Pursuant to FASB Interpretation No. 44 “Accounting for Certain Transactions Involving Stock Compensation”, the Company has determined that no compensation cost should be recognized in the current period financial statements as the underlying officers and employees are expected to provide services to the Company through the original vesting dates. Should one or more of the underlying officers or employees cease providing services to the Company prior to the original vesting dates, compensation costs will be recognized, on a pro rata basis, in the current period financial statements.

If the Company had accounted for its stock-based compensation plans using a fair value based method of accounting as prescribed in SFAS No. 123, the Company's net income and earnings per share would have been reported as follows:

	Years Ended December 31,
	2005	2004	2003
	(in thousands, except per share amounts)
Net income:
As reported	$1,253	$1,830	$1,271
Employee compensation included in net income	—	—	—
Fair value of options granted, net of taxes (1)	(258)	(198)	(105)

Pro forma	$995	$1,632	$1,166

Earnings per share:
As reported – basic	$0.34	$0.50	$0.33
As reported – diluted	$0.31	$0.44	$0.30
Pro forma – basic	$0.27	$0.45	$0.30
Pro forma – diluted	$0.24	$0.40	$0.28

(1)	The fair value of options granted was determined by using the Black-Scholes option pricing model using the following assumptions:

	Years Ended December 31,
	2005	2004	2003
Risk free interest rate	3.90%-4.40%	3.20%	3.05%
Expected dividends	None	None	None
Expected lives in years	3.0-4.3	5.0	5.0
Expected volatility	47.4%-56.1%	86.4%	76.1%

o.	Earnings Per Share

In accordance with SFAS No. 128, "Earnings Per Share", the Company displays basic and diluted earnings per share (EPS). Basic EPS is determined by dividing net income by the weighted average number of common shares outstanding. The basic weighted average number of common shares outstanding excludes all dilutive securities. Diluted EPS is determined by dividing net income by the weighted average number of common shares and dilutive securities outstanding.

A reconciliation of the numerator and denominator (weighted average number of shares outstanding) of the basic and diluted EPS computation is as follows:

	2005	2004	2003
	(In thousands, except per share data)
Net Income	$1,253	$1,830	$1,271
Weighted average common shares for basic earnings per share	3,725	3,651	3,906
Effect of dilutive stock options(1)	365	469	264

Weighted average common shares for diluted earnings per share	4,090	4,120	4,170

Basic earnings per share	$0.34	$0.50	$0.33
Diluted earnings per share	$0.31	$0.44	$0.30

(1)	Dilutive securities are calculated using the treasury stock method and the average market price during the period. Options on 129,000, 87,000 and 243,000 shares had an exercise price greater than the average market price during the years ended December 31, 2005, 2004, and 2003, respectively, and therefore did not enter into the earnings per share calculation as their effect would have been anti-dilutive.

p.	Fair Value of Financial Instruments

The carrying values of cash, accounts receivable, accounts payable, trade accounts payable to stockholder, and accrued liabilities approximate their respective fair values due to the short-term maturities of these instruments. As the revolving credit facility and term loan bear a variable interest rate based on the prime rate, the carrying value approximates its fair value.

q.	Segments

The Company operates in one reportable segment, the distribution of business telecommunications equipment. Accordingly, the Company has only presented financial information for its one reportable segment.

2.	Revolving Credit Facility

In April 2003, the Company entered into a credit agreement with Comerica Bank ("Comerica"), which established a $5.0 million revolving line of credit facility and a $1.0 million term loan (the "Credit Facility"). Advances under the Credit Facility are based upon eligible accounts receivable and inventory of the Company's wholly owned subsidiary Vodavi Communications Systems, Inc. and are secured by substantially all of the Company's assets. The Credit Facility contains covenants that are customary for similar credit facilities and also prohibits the Company’s operating subsidiaries from paying dividends to the Company without the consent of Comerica. As of December 31, 2005 and 2004, the Company had no outstanding borrowings on its line of credit and $5.0 million available for future advances.

The $5.0 million revolving line of credit bears interest at Comerica's prime rate (7.25% as of December 31, 2005) and requires monthly payments of interest only with all unpaid principal and accrued interest due at its expiration in April 2005. In March 2005, the Company entered into a modification agreement with Comerica extending the expiration of the credit agreement to April 2006. The company intends to either renew or replace its existing credit facility with a similar credit facility in April 2006.

The $1.0 million term loan was available to the Company only for the purpose of acquiring its common stock. Borrowings on the term loan bore interest at Comerica's prime rate plus 0.5%. The term loan was repaid in 2004.

3.	Commitments and Contingencies

a.	Legal Matters

From time to time the Company is subject to certain asserted and unasserted claims encountered in the normal course of business. It is the Company's belief that the resolution of these matters will not have a material adverse effect on our financial position or results of operations; however, we cannot provide assurance that damages that result in a material adverse effect on our financial position or results of operations will not be imposed in these matters.

b.	Operating Leases

The Company has entered into long-term operating lease agreements for all of its office and warehouse facilities and certain vehicles. Minimum payments under the Company's lease agreements are as follows (in thousands):

Years Ending December 31,	Operating Leases
2006	813
2007	785
2008	785
2009	785
2010	785
Thereafter	785

Total minimum lease commitments	$4,738

Rent expense totaled approximately $1.0 million during 2005 and $1.1 million during each of 2004 and 2003.

c.	401(k) Profit Sharing Plan

The Company sponsors a profit sharing plan (the 401(k) Plan) pursuant to Section 401(k) of the Internal Revenue Code. The 401(k) Plan covers substantially all full-time employees who meet the eligibility requirements and provides for a discretionary profit sharing contribution by the Company and an employee elective contribution with a discretionary Company matching provision. The Company expensed discretionary contributions pursuant to the 401(k) Plan in the amounts of $81,000, $72,000 and $58,000 for the years ended December 31, 2005, 2004, and 2003, respectively.

4.	Stockholders' Equity

a.	Treasury Stock

The Company has a stock repurchase program under which the Company may purchase up to $1.0 million of its common stock through March 31, 2006. As of December 31, 2005, the Company had purchased 76,741 shares of common stock for $388,000. All purchases were made at the market price on the date of purchase.

b.	Vodavi Technology, Inc. 1994 Stock Option Plan (the 1994 Plan)

The 1994 Plan, as amended, provided for the granting of (a) options to purchase shares of the Company's common stock, (b) stock appreciation rights, (c) shares of the Company's common stock, or (d) other cash awards related to the value of the Company's common stock. Under the 1994 Plan, options and other awards were issued to key personnel of the Company. The options issued were incentive stock options and nonqualified stock options. The 1994 Plan also included an automatic program under which nonqualified options were automatically granted to the Company's non-employee directors. The 1994 Plan expired in April 2004. All outstanding options granted under the 1994 Plan prior to its expiration shall remain outstanding until the expiration date of the individual option grants and all remaining options available for grant at the expiration date were cancelled.

c.	Vodavi Technology, Inc. 2003 Incentive Compensation Plan (the 2003 Plan)

The 2003 Plan provides for the granting of awards in the form of incentive stock options, nonqualified stock options, stock appreciation rights, shares of restricted common stock, bonus stock in lieu of obligations, or other stock-based awards to employees, directors, and independent contractors who provide valuable services to our Company. The 2003 Plan authorizes the issuance of 600,000 shares of stock, and no more than 500,000 shares may be issued pursuant to incentive stock options. The maximum number of shares of common stock covered by awards granted to any individual in any year may not exceed 200,000 shares. If any award previously granted under the 2003 Plan is forfeited, terminated, canceled, surrendered, does not vest, or expires without having been exercised in full, stock not issued under such award will again be available for grant for purposes of the 2003 Plan. If any change is made in the stock subject to the

2003 Plan, or subject to any award granted under the 2003 Plan (through consolidation, spin-off, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, or otherwise), the 2003 Plan provides that appropriate adjustments will be made as to the aggregate number and type of shares available for awards, the maximum number and type of shares that may be subject to awards to any individual, the number and type of shares covered by each outstanding award, the exercise price, grant price, or purchase price relating to any award, and any other aspect of any award that the Board of Directors or Committee determines appropriate.

To the extent that granted options are incentive stock options, the terms and conditions of those options must be consistent with the qualification requirements set forth in Section 422 of the Internal Revenue Code. The expiration date, maximum number of shares purchasable, and the other provisions of the options are established at the time of grant. Options may be granted for terms of up to ten years and become exercisable in whole or in one or more installments at such time as may be determined by the plan administrator, but the exercise price may not be less than 100% (110% if the option is granted to a stockholder who at the time the option is granted owns stock representing more than ten percent of the total combined voting power of all classes of the Company's stock) of the fair market value of the common stock at the time of the grant.

The following table sets forth the activity under the 1994 Plan and the 2003 Plan for each of the years presented:

	December 31, 2005		December 31, 2004		December 31, 2003
	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
Options outstanding at beginning of period	738,625	$2.84	863,125	$2.46	880,500	$2.89
Granted	93,750	5.70	73,750	6.19	185,000	1.81
Forfeited	(11,000)	6.61	(61,250)	7.00	(112,500)	4.84
Exercised	(103,510)	2.05	(137,000)	2.35	(89,875)	2.43

Options outstanding at end of period	717,865	$3.27	738,625	$2.84	863,125	$2.46

Options available for grant	447,500		531,250		1,094,500 (1)

Exercisable at end of period	717,865	$3.27	532,250	$2.79	517,000	$3.00

Weighted average fair value of options granted		$2.41		$4.28		$0.82

(1)

Options available for grant at December 31, 2003 included 494,500 under the 1994 Plan and 600,000 under the 2003 Plan. The Company canceled all remaining options available for grant under the 1994 Plan when it expired in April 2004.

	As of December 31, 2005
Range of Exercise Prices	Number Outstanding and Exercisable	Weighted- Average Remaining Contractual Life (in years)	Weighted- Average Exercise Price
$0.99- $2.19	231,865	6.3	$1.30
$2.20 - $3.40	207,000	3.6	$2.63
$3.41 - $5.83	149,750	5.0	$4.51
$5.84 - $7.05	129,250	4.1	$6.38

	717,865	4.9	$3.27

5.	Income Taxes

The Company files a consolidated federal income tax return. The income tax provision (benefit) is comprised of the following:

	2005	2004	2003
	(in thousands)
Current	$948	$1,095	$687
Deferred	(184)	49	117

	$764	$1,144	$804

The Company provides for deferred income taxes resulting from temporary differences between amounts reported for financial accounting and income tax purposes. The components of deferred income taxes at December 31, 2005 and 2004, were as follows:

	2005	2004
	(in thousands)
Current deferred tax assets:
Receivable reserves	$74	$73
UNICAP adjustment	79	79
Other reserves and accruals	253	262
Research and development credits	40	40

	$446	$454

Long-term deferred tax assets (liabilities):
Depreciation and amortization differences (1)	$168	$(24)

(1)	The Company had a valuation allowance of $122,000 and $127,000 on certain long-term deferred tax assets as of December 31, 2005 and 2004, respectively.

A reconciliation of the federal income tax rate to the Company's effective income tax rate is as follows:

	2005	2004	2003
Federal statutory tax rate	34.0%	34.0%	34.0%
State taxes, net	3.6	3.6	3.3
Research and development and other tax credits	(0.1)	(0.5)	(1.6)
Non-deductible expenses, reserves, and other permanent differences	0.4	1.4	3.0

	37.9%	38.5%	38.7%

6.	Related Party Transactions

LG-Nortel Co. Ltd. (LGN), the Company's principal supplier, owned approximately 23% of the Company's outstanding common stock at December 31, 2005 and has a designated member on the Company's board of directors. The Company purchased approximately $21.2 million, $22.2 million, and $21.1 million of key telephone systems, commercial grade telephones, and voice mail products from LGN and an affiliate of LGN during 2005, 2004, and 2003, respectively, constituting approximately 84%, 88%, and 87% of our total purchases, respectively. The Company owed LGN and its affiliate a total of $4,097,000 and $3,990,000 for product purchases at December 31, 2005 and 2004, respectively. The Company's payment terms with LGN and its affiliate are 60 days after shipment, except for shipments of single line telephones, which are 30 days after shipment. Current balances are non-interest bearing.

The Company conducts joint development activities with LGN for the design and development of hardware incorporated into some of the Company's existing and planned telephone systems and commercial grade telephones. Generally, LGN contributes the ongoing research and development costs for the product hardware and produces the finished goods developed under the alliance, and the Company obtains the right to sell such products throughout North America and the Caribbean.

7.	Supplemental Cash Flow Information

Cash paid for interest and income taxes for the years ended December 31, 2005, 2004, and 2003 was as follows:

	2005	2004	2003
	(in thousands)
Interest	$—	$15	$128
Income taxes	$970	$1,232	$195

There were no non-cash activities during the years presented.

8.	Summary of Quarterly Results (unaudited): (in thousands, except per share amounts)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
2005
Revenue, net	$9,866	$10,598	$12,256	$10,955
Gross margin	3,474	3,861	4,527	3,926
Income before income taxes	314	595	1,074	34
Provision for income taxes	119	226	408	11
Net income	$195	$369	$666	$23
Diluted earnings per share	$0.05	$0.09	$0.16	$0.00

2004
Revenue, net	$9,787	$11,240	$11,690	$11,074
Gross margin	3,380	3,944	4,161	3,946
Income before income taxes	350	736	1,068	820
Provision for income taxes	134	283	411	316
Net income	$216	$453	$657	$504
Diluted earnings per share	$0.05	$0.11	$0.16	$0.12